EXHIBIT 7.1

AGREEMENT AND PLAN OF MERGER

by and among

RED OAK CAPITAL GP, LLC, RED OAK CAPITAL FUND II, LLC, RED OAK

CAPITAL FUND IV, LLC, RED OAK CAPITAL FUND V, LLC, AND RED OAK

INCOME OPPORTUNITY FUND, LLC

and

RED OAK CAPITAL FUND SERIES, LLC

dated as of

September 29, 2023

AGREEMENT AND PLAN OF MERGER

TABLE OF CONTENTS

ARTICLE I THE MERGERS		2
1.1	Merger of Merging Funds with and into Series LLC; Effective Times	2
1.2	Effects of the Mergers	4
1.3	Additional Actions	4
1.4	Income Tax Treatment / Reporting of Mergers	4

ARTICLE II CONVERSION OF SECURITIES		5
2.1	Conversion of Securities	5

ARTICLE III MISCELLANEOUS		5
3.1	Succession to Reporting Responsibilities	5
3.2	Counterparts	5
3.3	Waiver	5
3.4	Governing Law	5
3.5	Amendment to Agreement	5

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AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”), entered into as of the 29th day of September, 2023, by and among Red Oak Capital GP, LLC, a Delaware limited liability company (“Red Oak GP”), Red Oak Capital Fund Series, LLC, a Delaware series limited liability company (“Series LLC”), Red Oak Capital Fund II, LLC, a Delaware limited liability company (“ROCF II”), Red Oak Capital Fund IV, LLC, a Delaware limited liability company (“ROCF IV”), Red Oak Capital Fund V, LLC, a Delaware limited liability company (“ROCF V”), and Red Oak Income Opportunity Fund, LLC, a Delaware limited liability company (“ROIOF” and each, a “Merging Fund,” and collectively, the “Merging Funds”).

W I T N E S S E T H:

WHEREAS, Series LLC is a series limited liability company duly organized and validly existing under the laws of the State of Delaware wholly-owned and managed by Red Oak GP and is governed by the Limited Liability Company Agreement of Series LLC dated September 18, 2023 (the “Operating Agreement”);

WHEREAS, Red Oak GP, as the Manager of Series LLC (the “Manager”) is authorized under the Operating Agreement to cause Series LLC to establish in writing (each, a “Series Designation,” and collectively, the “Series Designations”), one or more series, as such term is used under Section 18-215 of the Delaware Limited Liability Company Act (the “Delaware Act”);

WHEREAS, Series LLC is treated for U.S. federal income (and applicable state and local) tax purposes as an entity disregarded as separate from its owner as set forth in Treasury Regulations Section 301.7701-3;

WHEREAS, the Merging Funds are limited liability companies duly organized and validly existing under the laws of the State of Delaware currently having issued and outstanding limited liability company interests wholly-owned by Red Oak GP (the “Merging Fund Interests”). Other than Merging Fund Interests held by Red Oak GP, no membership or other equity interests of Merging Funds are issued or outstanding or entitled to vote as of the date of this Agreement; no options, warrants or other rights to acquire membership or other equity interests of Merging Funds have been issued; and no securities that are convertible into membership or other equity interests of the Merging Funds have been issued;

WHEREAS, Merging Funds are treated for U.S. federal income (and applicable state and local) tax purposes as entities disregarded as separate from their owner as set forth in Treasury Regulations Section 301.7701-3;

WHEREAS, Red Oak GP, as the sole member and manager of Series LLC and as sole member of each of the Merging Funds, deems it advisable and in the best interests of their respective entities that the each Merging Fund, pursuant to a Merger (as defined below), merges with and into Series LLC separately and consecutively, at which time each Merging Fund will become a separate series of Series LLC pursuant to a Series Designation by Series LLC in accordance with the provisions of Section 18-215 of the Delaware Act, with Red Oak GP receiving in exchange for its membership interests in each Merging Fund the issuance of membership interests in Series LLC (“Series LLC Membership Interests”), upon and subject to the other terms and conditions hereinafter set forth;

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WHEREAS, upon the consummation of each Merger, each series created by a Series Designation within Series LLC will have Series LLC as its sole member and will hold different assets and owe separate duties and obligations than the series created by other Series Designations under Series LLC;

WHEREAS, the parties desire and intend that each of the Mergers be undertaken and consummated in accordance with this Agreement and the transactions provided for and contemplated hereunder and, accordingly, the parties hereby agree to treat and report, and to cause to be treated and reported, each of the Mergers for United States federal, state and local income tax purposes as the transfer of property to a disregarded entity, which would not result in the recognition of any gain to Red Oak GP, the sole member and owner of Series LLC and of each of the Merging Funds, and accordingly treated as nontaxable to Red Oak GP;

WHEREAS, Red Oak GP, as the sole member of Series LLC, has duly authorized the Mergers and this Agreement by all necessary limited liability company action; and

WHEREAS, Red Oak GP, as the sole member of each of the Merging Funds, has duly authorized the Mergers and this Agreement by all necessary limited liability company action.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and provisions herein contained, the parties hereto agree as follows:

ARTICLE I

THE MERGERS

1.1 Merger of Merging Funds with and into Series LLC; Effective Times. In accordance with the provisions of this Agreement and the Delaware Act, at one of the Effective Times (as defined below), each of the Merging Funds shall merge separately and consecutively (in any order) with and into Series LLC, at which time each Merging Fund will become a separate series of Series LLC pursuant to a Series Designation by Series LLC, whereupon the separate existence of each of the Merging Funds shall cease and the corresponding series created pursuant to a Series Designation by Series LLC that each of the Merging Funds shall become shall be the surviving entity (hereinafter sometimes referred to individually as a “Surviving Entity” or, collectively, as the “Surviving Entities”), as follows:

Merging Fund	Surviving Entity After Merger	Merger referred to hereinafter as:
ROCF II	ROCF II SERIES OF SERIES LLC	“ROCF II Merger”
ROCF IV	ROCF IV SERIES OF SERIES LLC	“ROCF IV Merger”
ROCF V	ROCF V SERIES OF SERIES LLC	“ROCF V Merger”
ROIOF	ROIOF SERIES OF SERIES LLC	“ROIOF Merger”

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After each of the Effective Times (as defined below), Series LLC shall continue its existence as a Delaware series limited liability company. Red Oak GP’s ownership interests in the Merging Funds shall be converted to Series LLC Membership Interests.

(a) First Merger. Immediately after execution of this Agreement, Red Oak GP shall file or cause to be filed with the Secretary of State of the State of Delaware (the “Delaware SOS”) a certificate of merger for one of the four Mergers (the “First Merger”) meeting the requirements of the Delaware Act, as provided in Title 6, Section 18-209 of the Delaware Act (the “First Certificate of Merger”). The effective time of the First Merger (the “First Effective Time”) shall be when the First Certificate of Merger has been filed with the Delaware SOS.

(b) Second Merger. Immediately after the First Effective Time, Red Oak GP shall file or cause to be filed with the Delaware SOS a certificate of merger for one of the three remaining Mergers (the “Second Merger”) meeting the requirements of the Delaware Act, as provided in Title 6, Section 18-209 of the Delaware Act (the “Second Certificate of Merger”). The effective time of the Second Merger (the “Second Effective Time”) shall be when the Second Certificate of Merger has been filed with the Delaware SOS.

(c) Third Merger. Immediately after the Second Effective Time, Red Oak GP shall file or cause to be filed with the Delaware SOS a certificate of merger for one of the two remaining Mergers (the “Third Merger”) meeting the requirements of the Delaware Act, as provided in Title 6, Section 18-209 of the Delaware Act (the “Third Certificate of Merger”). The effective time of the Third Merger (the “Third Effective Time”) shall be when the Third Certificate of Merger has been filed with the Delaware SOS.

(d) Fourth Merger. Immediately after the Third Effective Time, Red Oak GP shall file or cause to be filed with the Delaware SOS a certificate of merger for the one remaining Merger (the “Fourth Merger” and, together with the First Merger, the Second Merger and the Third Merger, the “Mergers”) meeting the requirements of the Delaware Act, as provided in Title 6, Section 18-209 of the Delaware Act (the “Fourth Certificate of Merger” and, together with the First Certificate of Merger, the Second Certificate of Merger and the Third Certificate of Merger, the “Certificates of Merger”). The effective time of the Fourth Merger (the “Fourth Effective Time” and, together with the First Effective Time, the Second Effective Time and the Third Effective Time, the “Effective Times”) shall be when the Fourth Certificate of Merger has been filed with the Delaware SOS.

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1.2 Effects of the Mergers.

(a) At each of the Effective Times, the effect of each of the Mergers shall be as provided in the applicable provisions of the Delaware Act. Without limiting the generality of the foregoing, at the Effective Times, each of the Surviving Entities shall thereupon and thereafter possess, without other transfer, all the rights, privileges, powers, franchises, patents, trademarks, licenses, registrations, property (whether real, personal or mixed) and other assets of every kind and description, respectively of the Merging Fund that the Surviving Fund has become pursuant to the respective Merger, and be subject to all of their respective debts, obligations, restrictions, limitations and duties, and the title to any real estate vested in any of the Merging Funds under any applicable laws by deed or otherwise shall not revert or be in any way impaired by reason of the Delaware Act; but all rights of creditors and all liens upon any property of any of the Merging Funds shall be preserved unimpaired, and all debts, liabilities and duties of each of the Merging Funds shall thenceforth attach, respectively, to the respective Surviving Entity that the Merging Fund has become pursuant to the respective Merger and may be enforced only against the respective Surviving Entity into which the Merging Fund has been converted as a result of the Mergers to the same extent as if said debts, liabilities and duties had been incurred or contracted by that Surviving Entity alone.

(b) From and after each Effective Time and until further amended in accordance with the Delaware Act, the Certificate of Formation of Series LLC as in effect immediately prior to such Effective Time shall be the Certificate of Formation of the Surviving Entity.

(c) From and after each Effective Time and until altered, amended or repealed in accordance with applicable law, the Limited Liability Company Agreement of Series LLC as in effect immediately prior to such Effective Time shall be the Limited Liability Company Agreement of the Surviving Entity, as may be amended to reflect the Series Designation of each Surviving Entity.

(d) At each Effective Time, the officers of Series LLC shall become the officers of the Surviving Entity.

1.3 Additional Actions. If, at any time after an Effective Time, Series LLC shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in a Series, title to and possession of any property or right of any of the Merging Funds acquired or to be acquired by reason of, in connection with, or as a result of the Mergers, or (b) otherwise to carry out the purposes of this Agreement, each of the Merging Funds and its respective members, managing members and officers shall be deemed to have granted to Series LLC an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in Series LLC and otherwise to carry out the purposes of this Agreement; and the manager and officers of Series LLC are fully authorized in the name of each of the Merging Funds or otherwise to take any and all such action.

1.4 Income Tax Treatment / Reporting of Mergers. Notwithstanding anything to the contrary in this Agreement, the parties shall treat and report, and shall cause to be treated and reported, for all United States federal, state and local income tax purposes, each of the Mergers as the transfer of property to a disregarded entity, which would not result in the recognition of any gain to Red Oak GP, the sole member and owner of Series LLC and of each of the Merging Funds, and accordingly treated as nontaxable to Red Oak GP. For all other tax matters, each of the parties shall treat and report, and shall cause to be treated and reported, the Mergers, and all of the other transactions and actions taken or undertaken pursuant to this Agreement and/or in the carrying out and/or furtherance of this Agreement, as Red Oak GP shall reasonably determine and direct.

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ARTICLE II

CONVERSION OF SECURITIES

2.1 Conversion of Securities. At each of the Effective Times, membership interests in each of the Merging Funds shall be converted into Series LLC Membership Interests, with the consideration based on the relative value of the membership interests of each of the Merging Funds. In exchange for all the membership interests in the Merging Funds, Red Oak GP will be entitled to 100% of the Series LLC Membership Interests.

ARTICLE III

MISCELLANEOUS

3.1 Succession to Reporting Responsibilities. Upon the consummation of the Mergers, Series LLC will become the successor to the reporting obligations of each of the Merging Funds under Regulation A promulgated by the United States Securities and Exchange Commission (“SEC”) resulting from the offer and sale by the Merging Funds with certain debt securities under Tier II of Regulation A, and will thereafter file all reports required by SEC Rule 257(b).

3.2 Counterparts. This Agreement may be executed in one or more counterparts (including by way of electronic transmission), each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

3.3 Waiver. Any party may, at its option, extend the time for performance of any of the obligations or acts of any other party and may waive in writing any or all of the conditions contained herein to which its obligations hereunder are subject or complied by other parties with any other matter in this Agreement.

3.4 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to its principles of conflict of laws.

3.5 Amendment to Agreement.  To the extent permitted by applicable Delaware law, this Agreement may be amended by the parties hereto at any time prior to the First Effective Time.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

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IN WITNESS WHEREOF, each of the undersigned parties have caused this Agreement and Plan of Merger to be executed on their behalf by their respective officers, hereunto duly authorized, as of the date and year first above written.

Red Oak Capital GP, LLC, a Delaware Limited Liability Company

By: /s/Robert R. Kaplan, Jr
Name: Robert R. Kaplan, Jr
Title: Authorized Officer

Red Oak Capital Fund Series, LLC, a Delaware Limited Liability Company

By: Red Oak Capital GP, LLC, a Delaware limited liability company (Its Manager)

By: /s/Robert R. Kaplan, Jr
Name: Robert R. Kaplan, Jr
Title: Authorized Officer

Red Oak Capital Fund II, LLC, a Delaware Limited Liability Company

By: Red Oak Capital GP, LLC, a Delaware limited liability company (Its Sole Member)

By: /s/Robert R. Kaplan, Jr
Name: Robert R. Kaplan, Jr
Title: Authorized Officer

Red Oak Capital Fund IV, LLC, a Delaware Limited Liability Company

By: Red Oak Capital GP, LLC, a Delaware limited liability company (Its Sole Member)

By: /s/Robert R. Kaplan, Jr
Name: Robert R. Kaplan, Jr
Title: Authorized Officer

Signature pages to Red Oak Capital Agreement and Plan of Merger

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Red Oak Capital Fund V, LLC, a Delaware Limited Liability Company

By: Red Oak Capital GP, LLC, a Delaware limited liability company (Its Sole Member)

By: /s/Robert R. Kaplan, Jr
Name: Robert R. Kaplan, Jr
Title: Authorized Officer

Red Oak Income Opportunity Fund, LLC, a Delaware Limited Liability Company

By: Red Oak Capital GP, LLC, a Delaware limited liability company (Its Sole Member)

By: /s/Robert R. Kaplan, Jr
Name: Robert R. Kaplan, Jr
Title: Authorized Officer

Signature pages to Red Oak Capital Agreement and Plan of Merger

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